Exhibit 99.1

FOR IMMEDIATE RELEASE
09-12

Quanta Contacts:	Press Contacts:	Investor Contacts:
James Haddox, CFO	Jim Barron	Ken Dennard: 713-529-6600
Reba Reid	Brooke Gordon	Kip Rupp: 404-872-6764
713-629-7600	Sard Verbinnen & Co	DRG&E
212-687-8080
QUANTA SERVICES TO ACQUIRE PRICE GREGORY
Positions Quanta To Expand Participation In Natural Gas Transmission Pipeline Opportunities
Expected To Result In Substantial Accretion to Quanta’s EPS
HOUSTON — Sept. 3, 2009 — Quanta Services, Inc. (NYSE: PWR) today announced that it has signed a definitive agreement to acquire privately held Price Gregory Services, Incorporated, a leading natural gas and oil transmission pipeline infrastructure service provider in North America, in a cash and stock transaction valued at approximately $350 million. Under the terms of the agreement, Quanta will issue approximately 11.1 million shares of Quanta common stock, valued at $250 million, and will pay approximately $100 million in cash, subject to adjustment, to the stockholders of Price Gregory.
Price Gregory is the leading energy infrastructure services provider of its kind, specializing in the construction of large diameter transmission pipelines. Building on Quanta’s leadership role in the electric power transmission industry, the acquisition of Price Gregory strongly positions Quanta as a leader in the North American energy transmission infrastructure market and will enable the company to take advantage of the positive long-term outlook for the natural gas industry.
“The acquisition of Price Gregory is a strategic move that will significantly expand the scale and scope of Quanta’s existing natural gas operations. We are confident that the additional resources, expertise and client relationships that Price Gregory brings will support our efforts to capture attractive opportunities in the natural gas pipeline infrastructure market, which is projected to grow significantly in the next decade and beyond,” said John R. Colson, chairman and chief executive officer of Quanta. “Financially, this transaction is also very compelling. We expect it to result in substantial EPS accretion, increased revenues and strengthened margins, and to generate significant free cash flow to continue to fund our growth strategy.
“While demand for transmission pipeline construction has recently been impacted by the recession and low natural gas and oil prices, substantial growth is projected over the next decade as domestic natural gas plays a larger role in meeting this country’s energy independence and clean energy goals. Significant recoverable gas reserves have been discovered in tight shale reservoirs throughout the country and new pipeline infrastructure is required to transport natural gas from these new sources to end markets. Currently, more than 50 major pipeline projects are approved or under construction in the U.S., with more on the horizon,” he added.

“Natural gas is now the most abundant, cost effective and cleanest burning fossil fuel and will be a vital fuel for base load power necessary to offset intermittency of renewable generation. Our acquisition of Price Gregory, the leading company in the sector, positions Quanta to significantly expand its presence in this market at an opportune time,” he concluded.
Prior to the global economic downturn, Price Gregory achieved revenues of more than $1.41 billion and earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) of $258 million for the year ended Dec. 31, 2008. Price Gregory is expected to achieve revenues between $1.1 billion and $1.2 billion and EBITDA between $170 million and $190 million for the year ended Dec. 31, 2009 and revenues between $700 million and $900 million in 2010. The transaction is expected to be accretive to Quanta’s earnings per share before amortization expenses by $0.13 to $0.21 in 2010. Beyond 2010, Price Gregory’s revenues and operating income are expected to grow as a result of increasing demand for natural gas infrastructure.
John E. Jackson, president and CEO of Price Gregory, said, “With a strong track record for safety, customer service, quality performance, timely completion and overall commitment to excellence, Quanta is the ideal partner for Price Gregory as we look to build on our long history of success and to meet the growing needs of our customers in the years ahead. We are excited about becoming part of Quanta.”
Price Gregory was formed on Jan. 31, 2008 through the combination of H.C. Price Company and Gregory & Cook Construction, Inc. With roots dating back to the 1920s, the companies have played a significant role in the build out of the transmission pipeline infrastructure across the U.S.
The 2008 historical financial information presented for Price Gregory represents results for the eleven months ended Dec. 31, 2008 of Price Gregory combined with the results for the one month ended Jan. 31, 2008 of both H.C. Price Company and Gregory & Cook Construction, Inc.
The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close in the fourth quarter of 2009.
J.P. Morgan Securities, Inc. is acting as exclusive financial advisor to Quanta Services on this transaction.
Conference Call and Webcast Information
Quanta has scheduled a conference call for today, Sept. 3, at 9:00 a.m. ET. To participate in the call, dial (800) 499-7921 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call or provide confirmation code 8161474. Investors, analysts and the general public also will have the opportunity to listen to the conference call and view the presentation over the Internet by visiting Quanta’s website at www.quantaservices.com in the “Investor Center” section and a replay will be available for 30 days following the conference call. To listen to the call live on the web, please visit the Quanta Services website at least 15 minutes early to register, download and install any necessary audio software. The materials presented during the webcast will be posted on the Quanta website.

About Quanta Services
Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
About Price Gregory Services, Incorporated
Price Gregory is a market-leading privately-held transmission pipeline contractor based in Houston. The company has long been regarded as one of the most technologically advanced transmission pipeline contractors in the world and has consistently participated in the most challenging and important pipeline projects domestically and internationally since its founding in the 1920s. The company has operations in the United States (lower 48 states), Canada and Alaska.
Non-GAAP Measures
EBITDA and EPS before amortization expense are non-GAAP measures. For 2008, EBITDA for Price Gregory is calculated as net income from continuing operations of $137 million adding back net interest expense of approximately $5 million, income taxes of $87 million, depreciation expense of $18 million and amortization expense of $11 million. Quanta is unable to provide a reconciliation of non-GAAP measures to GAAP measures for the 2009 and 2010 projected EBITDA amounts as depreciation and amortization expenses for 2009 and 2010 cannot be determined until the final valuation of tangible and intangible assets is completed. Projected EBITDA for these periods was determined by deducting anticipated direct costs (excluding depreciation) and selling, general and administrative expenses from anticipated revenues. The non-GAAP measures are provided in this release because no comparable GAAP measures are available due to the inability to determine depreciation and amortization expenses as described above.
Forward-Looking Statements
Statements about Quanta’s and Price Gregory’s outlook and all other statements in this release (and statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Quanta’s and Price Gregory’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the new combined company, including Price Gregory’s expected revenues, operating results and cash flow, Quanta’s and Price Gregory’s expected combined financial and operating results, accretion to Quanta’s earnings per share arising from the transaction, and the timing of the consummation of the transactions contemplated by the merger agreement. There are a number of risks and uncertainties that could cause results to differ materially from those indicated by such forward-looking statements, including the failure of the acquisition to be accretive to Quanta’s earnings; the failure to effectively integrate the combined operations and realize potential synergies such as cross-selling opportunities; the failure of the natural gas industry to grow in the future and the timing of any such growth; the impact on the pipeline construction industry from various factors, such as the price of natural gas and oil, the demand for power generation from natural gas, the discovery and development of natural gas and oil resources and legislative developments affecting the energy industry overall; the effect on the businesses of Quanta and Price Gregory from the decline in economic and financial conditions; the inability to obtain approvals from, and the results of the review of the proposed transaction by, various regulatory agencies; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the effects of purchase accounting, including the determination of amortizable intangibles, on the combined companies’ future operating results; the potential adverse impact to the businesses of the companies as a result of uncertainty surrounding the transaction, including the inability to retain key personnel; the potential adverse effect of any conditions imposed on Quanta or Price Gregory in connection with consummation of the merger; the possibility that dissenting stockholders will delay or increase the costs associated with the merger; the failure to satisfy various conditions to the closing of the merger contemplated by the merger agreement; the termination of the merger agreement in accordance with its terms; future regulatory or legislative actions that could adversely affect the companies; the ability to effectively compete for new projects and market share; estimates and assumptions in determining financial results; the successful negotiation, execution and performance and completion of existing transmission projects; delays, reductions in scope or cancellations of existing transmission projects; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; and the potential adverse effect of other economic, business, and/or competitive factors on the combined companies or their respective businesses. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and its other filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s website at www.sec.gov and through Quanta’s website at www.quantaservices.com. Quanta expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
###

3